THE ADVISORS' INNER CIRCLE FUND II

                        AMENDED AND RESTATED RULE 18F-3
                        MULTIPLE CLASS PLAN (THE "PLAN")

                               FEBRUARY 21, 2007

                                   SCHEDULE G

                           LM Capital Family of Funds


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                                             INSTITUTIONAL     RETIREMENT CLASS
                                              CLASS SHARES           SHARES
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LM Capital Opportunistic Bond Fund                  X                  X
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                                                                       Exhibit Q

                       LM CAPITAL OPPORTUNISTIC BOND FUND

                        CERTIFICATE OF CLASS DESIGNATION

                           Institutional Class Shares

1.   Class-Specific Distribution Arrangements; Other Expenses

     Institutional Class Shares are sold without a load or sales charge, and do not impose a Rule 12b-1 fee or shareholder service fee.

2.   Eligibility of Purchasers

     Institutional Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Funds' prospectus.

3.   Exchange Privileges

     Institutional Class Shares do not have exchange privileges.

4.   Voting Rights

     Each Institutional Class shareholder will have one vote for each full Institutional Class Share held and a fractional vote for each fractional Institutional Class Share held. Institutional Class shareholders will have:
     (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements; (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Institutional Class Shares do not have a conversion feature.

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                                                                       Exhibit R

                       LM CAPITAL OPPORTUNISTIC BOND FUND

                        CERTIFICATE OF CLASS DESIGNATION

                            Retirement Class Shares

1.   Class-Specific Distribution Arrangements; Other Expenses

     Retirement Class Shares are sold without a load or sales charge, but may be subject to a shareholder services plan under which a Fund may pay an annual fee up to 0.15% of assets attributable to Retirement Class Shares (the "Plan"). The fee is used to compensate service providers for services and expenses incurred in connection with shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Retirement Class shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.   Eligibility of Purchasers

     Retirement Class Shares are available to individual and institutional investors, subject to the minimum investment requirement described in the Fund's prospectus.

3.   Exchange Privileges

     Retirement Class Shares do not have exchange privileges.

4.   Voting Rights

     Each Retirement Class shareholder will have one vote for each full Retirement Class Share held and a fractional vote for each fractional Retirement Class Share held. Retirement Class shareholders will have: (i) exclusive voting rights regarding any matter submitted to shareholders that relates solely to its distribution or shareholder servicing arrangements;
     (ii) separate voting rights on any other matter submitted to shareholders in which the interests of the Retirement Class shareholders differ from the interests of holders of any other class; and (iii) in all other respects the same rights and obligations as any other class.

5.   Conversion Rights

     Retirement Class Shares do not have a conversion feature.